Exhibit 99.1

Creatd Announces Pricing of Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

October 25, 2021

NEW YORK, Oct. 25, 2021 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) ("Creatd" or the "Company"), the parent company of Vocal, today announced it has entered into a definitive agreement with investors for the purchase and sale of its common stock at a purchase price of $4.50 per share for aggregate gross proceeds of $3,825,000 in a registered direct offering. The closing of the offering is expected to occur on October 27, 2021, subject to the satisfaction of customary closing conditions.

The Benchmark Company LLC is acting as exclusive placement agent for the offering.

The Company anticipates the aggregate net proceeds from the offering will be approximately $3.6 million, after placement agent fees. Creatd intends to use the net proceeds it receives for general corporate purposes.

Additionally, between October 22-25, 2021, the Company saw the exercise of outstanding warrants to purchase 875,430 shares of common stock resulting in gross proceeds of $3,939,435, as well as the conversion of $1,141,669 in convertible debt resulting in the issuance of 228,334 shares of the Company's common stock.

Commented Creatd co-CEO Jeremy Frommer, "With these aforementioned transactions, our Company's financial position is the strongest it has ever been."

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-250982) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at https://www.sec.gov/. Electronic copies of the prospectus supplement may be obtained, when available, from The Benchmark Company, LLC, 150 East 58th Street, 17th floor, New York, NY 10155, or by telephone at (212) 312-6700, or by email at prospectus@benchmarkcompany.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy securities, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a creator-first technology company and the parent company of the Vocal platform. Our mission is to empower creators, entrepreneurs, and brands through technology and partnership.

For news and updates, subscribe to Creatd's newsletter: https://creatd.com/newsletter

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

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